Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Post-Effective Amendment No. 1 to Form S-3 Registration Statement (Form S-3 No. 333-271982) and related Prospectus of OneSpaWorld Holdings Limited and to the incorporation by reference therein of our report dated March 3, 2023, with respect to the consolidated financial statements of OneSpaWorld Holdings Limited, included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Miami, Florida

July 21, 2023